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                                                                     Exhibit 1.1



                                3,250,000 Shares

                              Aeroflex Incorporated

                             Shares of Common Stock

                             UNDERWRITING AGREEMENT


                                                                  April __, 2000



CIBC World Markets Corp.
A.G. Edwards & Sons, Inc.
Wit SoundView Corporation
Wasserstein Perella Securities
         As representatives of the several Underwriters
         named in Schedule I to the Underwriting Agreement
c/o CIBC World Markets Corp.
425 Lexington Avenue, 6th Floor
New York, New York  10017

Ladies and Gentlemen:

                  Aeroflex Incorporated, a Delaware corporation (the "Company"), and certain stockholders of the Company listed on Schedule II hereto (the "Selling Stockholders"), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 3,250,000 shares (the "Firm Shares") of the Company's common stock, $.10 par value per share (the "Stock"), of which 2,500,000 shares of Stock will be sold by the Company and 750,000 will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto, and the respective amounts of Firm Shares to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the "Sellers." In addition, the Selling Stockholders propose to grant to the Underwriters options to purchase up to an additional 487,500 shares of Stock (the "Option Shares") for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."
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                  1. Sale and Purchase of the Shares. On the basis of the
representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                           (a) Each of the Sellers agrees to sell to the
Underwriters the number of Firm Shares set forth opposite the name of such Seller on Schedule II to this Agreement at $[ ] per share (the "Initial Price"), and each of the Underwriters agrees, severally and not jointly, to purchase from the Sellers, at the price set forth above, the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be in the same proportion (adjusted by the Representatives to eliminate fractions) as the number of Firm Shares to be purchased hereunder by each Underwriter bears to the total number of Firm Shares being purchased hereunder.

                           (b) Certificates in negotiable form for the total
number of the Shares to be sold hereunder by each of the Selling Stockholders have been placed in custody with Blau Kramer, Wactlar & Lieberman, P.C., as custodian (the "Custodian"), pursuant to the Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each Selling Stockholder for delivery of all Shares to be sold hereunder by such Selling Stockholder. Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall, subject to applicable law, not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of such Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Shares to be sold by the Selling Stockholders hereunder, certificates for the Shares shall, except as set forth herein or in the Custody Agreement, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by the Selling Stockholders held by each of them against delivery of such Shares.

                           (c) The Selling Stockholders hereby grant to the
several Underwriters an option to purchase all or any part of up to 487,500 Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such options may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and on one or more occasions thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or oral or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the

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business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase. Any partial exercise of the options granted hereby shall be made on a pro rata basis in proportion to the respective maximum number of Option Shares to be sold by the Selling Stockholders. The number of Option Shares to be purchased by each Underwriter from the Selling Stockholders shall be in the same proportion (adjusted by the Representatives to eliminate fractions) as the number of Option Shares to be purchased hereunder by each Underwriter bears to the total number of Option Shares.

             2. Delivery and Payment. Delivery by the Company and the Custodian of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price therefor to the Sellers in Federal or other funds immediately available in New York City shall take place at the offices of CIBC World Markets Corp., at 425 Lexington Avenue, 6th Floor, New York, New York 10017, at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, or at such other place, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

             In the event the options with respect to the Option Shares are exercised, delivery by the Selling Stockholders of the Option Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price to the Selling Stockholders in Federal or other funds immediately available in New York City, shall take place at the offices of CIBC World Markets Corp. specified above, or at such other place as shall be agreed upon by the Selling Stockholders and the Representatives, at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(c) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

             Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(c) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least 24 hours prior to the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

             3. Registration Statement and Prospectus; Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.
333-[ ]), including a preliminary prospectus relating to the Shares, and has filed with the

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Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have previously been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits (including those exhibits permitted by the Rules to be incorporated by reference therein) and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b), Rule 434 and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules) or if the Company relies on Rule 434 under the Securities Act, the "Term Sheet" relating to the Shares, together with the preliminary prospectus that such Term Sheet supplements. "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Securities Act.

             The Company and each of the Selling Stockholders understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and each of the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company or the Selling Stockholders furnishes amendments or supplements thereto to the Underwriters).

        4. Representations and Warranties of the Company and the Selling Stockholders.

           (a) The Company hereby represents and warrants to each Underwriter as follows:

        (i) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the other dates referred to above, neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related

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         preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

                  (ii) The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission promulgated under the Securities Act and the Exchange Act, as applicable, except as amended and superseded by statements made in the Registration Statement; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated under the Securities Act and the Exchange Act, as applicable.

                  (iii) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

                  (iv) The consolidated financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations and cash flows and the stockholders' equity and the other information purported to be shown therein of the Company and its subsidiaries, listed on Schedule III hereto (the "Subsidiaries"), at the respective dates and for the respective periods to which they apply; and such financial statements (including all notes and schedules thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments

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         necessary for a fair presentation of the results for such periods have been made. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented and, to the extent such information and data are derived from the financial statements and books and records of the Company and the Subsidiaries, are prepared on a basis consistent with such financial statements and books and records.

                  (v) KPMG LLP, whose report is filed with the Commission as a part of the Registration Statement, are and, during the periods covered by its reports, were independent public accountants as required by the Securities Act and the Rules.

                  (vi) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware, and the Subsidiaries have been duly incorporated and are validly existing corporations under the laws of their respective jurisdictions. Other than the Subsidiaries, the Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization, except as described in the Registration Statement and the Prospectus. Each of the Company and the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Subsidiaries own, lease or license any material asset or property or conduct any material business outside the United States of America. Each of the Company and the Subsidiaries have all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license their assets and properties and conduct their businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such authorizations, approvals, consents, orders, licenses, certificates and permits the failure to so obtain would not have a Material Adverse Effect; no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; and the Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).

                  (vii) The Company and the Subsidiaries own, license or possess adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark registrations, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively,

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         "Intangibles") material to or necessary for the conduct of their business as described in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries have received any notice of, and to their knowledge are not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to have a Material Adverse Effect, and neither the Company nor the Subsidiaries know of any reasonable basis therefor. Except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, no Intangibles of the Company or the Subsidiaries are in dispute or are in any conflict with the right of any other person or entity and the Company and each of the Subsidiaries (A) has or will have the right (subject to applicable agreements, which agreements provide for use to the extent necessary and desirable for the conduct of its business as currently conducted and as proposed to be conducted) to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, restrictions or equities of any kind whatsoever all licenses and rights to the Intangibles used in the conduct of their business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any other person and (B) is not or will not become, as the case may be, obligated or in any way liable for any payment by way of royalties, fees or otherwise and to any owner or licensee of, or other claimant to, any Intangibles with respect to the use thereof or in connection with the conduct of their business or otherwise, except in each case as disclosed in the Prospectus or except for any such payments, claims, uses, liens, charges, encumbrances, pledges, security interests, defects, restrictions and equities which would not have a Material Adverse Effect.

                  (viii) The Company and the Subsidiaries have good and marketable title to each of the items of personal property which are reflected in the financial statements referred to in Section 4(a)(iii) or are referred to in the Registration Statement and the Prospectus as being owned by them and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a Material Adverse Effect.

                  (ix) Except as described in the Registration Statement and the Prospectus, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's knowledge, threatened (and the Company does not know of any reasonable basis therefor) against, or involving the assets, properties or business of, the Company or the Subsidiaries which, if adversely determined, could be reasonably expected to have a Material Adverse Effect.

                  (x) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (A) there has not

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         been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business; (B) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned, leased or licensed) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (C) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any of the Subsidiaries has (x) issued any securities (other than options or shares issued pursuant to exercise of employee stock options or warrants described in the Registration Statement and Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business,
         (y) entered into any transaction not in the ordinary course of business or (z) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

                  (xi) There is no material document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus fairly reflects in all material respects the terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and Prospectus or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law). Neither the Company, the Subsidiaries nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by them under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiaries of any other agreement or instrument to which the Company or the Subsidiaries are a party or by which they or their properties or business may be bound or affected which default or event would have a Material Adverse Effect.

                  (xii) Neither the Company nor the Subsidiaries is in violation of any term or provision of their respective Certificate of Incorporation and By-laws, in each case as amended to the date hereof, or other governing documents, or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

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                  (xiii) Neither the execution, delivery and performance of this
         Agreement by the Company or the Subsidiaries nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of its properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Subsidiaries or violate any provision of the Certificate of Incorporation and By-laws of the Company or any of the Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect or as would not have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any United States court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, which have not been obtained prior to the date hereof, except the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (xiv) The authorized, issued and outstanding capital stock of the Company and the capital stock reserved or committed for issuance is as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of Stock have been duly and validly issued and are fully paid and nonassessable, none of them was issued in violation of any preemptive or other similar right and, to the Company's knowledge, since 1991 none of them were issued in violation of any Federal or state securities laws. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, none of them will be issued in violation of any preemptive or other similar right, any contractual right, including, without limitation, rights of first refusal, and since 1991 none of them were issued in violation of any (subject to compliance with Section 1(c) hereof), Federal or state securities laws. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of Common Stock of the Company or any security convertible into, or exercisable or exchangeable for, such shares of Stock. The shares of Stock conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. The Company has a sufficient number of authorized but unissued shares of Stock to enable the Company to issue, without further stockholder action, or approve all the Shares to be sold by the Company.


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                  (xv) As of the date hereof, and as of each Closing Date, all of the outstanding shares of capital stock of the Subsidiaries are duly and validly authorized and issued, are fully paid and nonassessable and are and will be owned by the Company and there is and will be no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue any share of capital stock of the Subsidiaries or any security convertible or exchangeable or exercisable for capital stock of the Subsidiaries, except as otherwise described in the Registration Statement and Prospectus.

                  (xvi) No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement. Each director and executive officer of the Company has delivered to the Representatives his written agreement that he will not, for a period of 90 days after the date of this Agreement, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Stock) owned by him, without the prior written consent of CIBC World Markets Corp. on behalf of the several Underwriters, or is bound by comparable restrictions pursuant to an existing agreement with the Company.

                  (xvii) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of Shares to be sold by the Company and the sale of the Shares by the Selling Stockholders. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except
         (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

                  (xviii) Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, agents, contractors or original equipment manufacturers which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or any of the Subsidiaries, on one hand, and any of its executive officers, on the other hand, which, if adversely determined, could have a Material Adverse Effect, and no officer of the Company or any of the Subsidiaries has advised the Company of a present intention to leave the employment of the Company or any of the Subsidiaries.

                  (xix) No transaction has occurred between or among the Company or any of the Subsidiaries and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus. All transactions between the Company and its Subsidiaries or affiliates which are required to be described are completely and accurately described in all material respects in the Registration Statement and the Prospectus.

                  (xx) Neither the Company nor any of the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Stock to facilitate the sale or resale of any of the Shares.

                  (xxi) Neither the Company nor any of the Subsidiaries has ever been denied a license, permit or authorization material to the present operation of its business, and the operating practices and procedures of the Company and to the Company's knowledge, the Subsidiaries are in material compliance with all applicable laws, rules and regulations, except where such denial or failure to comply would not have a Material Adverse Effect, and except for applicable Federal and state securities laws in connection with this offering.

                  (xxii) The Company and the Subsidiaries have such licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct the Company's business in the manner now being conducted and as described in the Registration Statement and the Prospectus except for those Permits which the failure to have individually or in the aggregate would not have a Material Adverse Effect; and the Company and the Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and to the Company's knowledge, no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits except such Permits which individually or in the aggregate would not have a Material Adverse Effect.

                  (xxiii) The Company and the Subsidiaries have timely filed all tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same have become due. The Company has no knowledge, nor any reasonable grounds to know, of any tax deficiencies which would have a Material Adverse Effect; the Company has paid all taxes which have become due, whether pursuant to any assessment, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessment for any such tax, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the Registration Statement and the Prospectus; the amounts currently set up as provisions for taxes or otherwise by the Company on its books and records are sufficient for the payment of all its unpaid taxes accrued through the dates as of which they speak, and for which the Company may be liable in its own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

                  (xxiv) The Company and the Subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the Company's business at a cost that would not have a Material Adverse Effect.

                  (xxv) The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Subsidiaries. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvi) To the best knowledge of the Company, there are no affiliations with the NASD of any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

                  (xxvii) The Shares have been duly authorized for quotation on the Nasdaq Stock Market.

                  (xxviii) The Company is not an "Investment Company" within the meaning of the Investment Company Act of 1940.

                  (xxix) Neither the Company nor the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement and Prospectus. Neither the Company nor any of the Subsidiaries, nor to the Company's knowledge, any director, officer or employee of the Company or the Subsidiaries, has, in the course of his actions for, or on behalf of, the Company and the Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, and neither the Company nor any of the Subsidiaries, nor to the Company's knowledge, any director, officer, employee, agent or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (b) Each Selling Stockholder, severally and not
jointly, represents and warrants to each Underwriter as follows:

                  (i) Such Selling Stockholder has duly executed and delivered a Custody Agreement appointing Blau, Kramer, Wactlar & Lieberman, P.C., as attorney-in-fact with authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect hereto, and all authorizations and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Custody Agreement on behalf of such Selling Stockholder have been duly given and received.

                  (ii) Such Selling Stockholder has and at the applicable Closing Date will have the sole right to dispose of the Shares to be sold by it hereunder and good and valid title to the Shares to be sold by such Selling Stockholder on the applicable Closing Date, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares pursuant to this Agreement, and good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters. Such Selling Stockholder will have paid all shares transfer and stamp taxes which are required to be paid in connection with the sale of the Shares.

                  (iii) This Agreement and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitute the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (B) indemnification provisions under Federal and state securities laws; and that the remedy of specific forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any such action may be brought.

                  (iv) Neither the execution, delivery and performance of this Agreement or the Custody Agreement by such Selling Stockholder nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the sale of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the imposition of any lien, charge or encumbrance upon any properties or assets of such Selling Stockholder pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument by which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction except for applicable requirements under the Securities Act and state Blue Sky laws.

                  (v) Such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Stock of the Company to facilitate the sale or resale of any Shares.

                  (vi) There are no affiliations with the NASD among the each of the Selling Shareholders, or to the best knowledge of each of the Selling Shareholder, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

                  (vii) The sale of the Shares by each Selling Stockholder pursuant to this Agreement is not prompted by such Selling Stockholder's knowledge of any material information concerning the Company or its Subsidiaries which is not set forth in the Prospectus.

                  (viii) All information in the Registration Statement or the Prospectus, or any amendment or supplement thereto, relating to such Selling Stockholder (including, without limitation, the information relating to the Selling Stockholders which is set forth in the Prospectus under the caption "Principal and Selling Stockholders"), and all representations and warranties of such Selling Stockholders in the Custody Agreement are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the information in light of the circumstances in which presented not misleading. The sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by such Selling Stockholder's knowledge of any material information concerning the Company or the Subsidiaries which is not set forth in the Prospectus or the documents incorporated by reference therein.

                  5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i) of this Agreement.

                     (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

                     (c) The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Sections 5(d) and 5(e) shall be true and correct when made and on and as of each Closing Date as if made on such date, and the Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them or it at or before such Closing Date.

                     (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief operating officer and the chief financial officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

                     (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of each Selling Stockholder selling Shares on such Closing Date (or, if such Selling Stockholder is not a natural person, an authorized officer thereof) to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true, correct and complete in all material respects on and as of such Closing Date with the same effect as if made on such Closing Date and that such Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by such Selling Stockholder at or prior to such Closing Date.

                     (f) The Representatives shall have received on the Effective Date, at the time this Agreement is executed and on each Closing Date a signed letter from KPMG LLP addressed to the Representatives and dated, respectively, the Effective Date, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

             (i) in their opinion the consolidated financial statements and the consolidated financial statement schedules included in the Registration Statement and the Prospectus audited and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                  (ii) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data," carrying out certain procedures, including a reading of the latest available interim financial statements of the Company and the Subsidiaries (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that (A) the amounts in "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited consolidated financial statements from which such amounts were derived; and (B) as of a specified date not more than five days prior to the date of such letter there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the Company and its Subsidiaries as compared with the amounts shown in the balance sheet as of December 31, 1999 included in the Registration Statement or any decrease from January 1, 2000 to the specified date, as compared to the corresponding period of the preceding year, in consolidated net sales, net income and net income per common share, except in all instances for changes, decreases or increases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

                  (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and specified by the Representatives agrees with the accounting records of the Company and the Subsidiaries.

                     References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the letter.

                     (g) The Representatives shall have received on each Closing Date from Blau, Kramer, Wactlar & Lieberman, P.C., counsel for the Company and the Selling Stockholders, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware. To counsel's knowledge, the Company has no operating subsidiaries other than the Subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. To counsel's knowledge, no proceeding has been instituted by the Secretary of State of Delaware for the dissolution of the Company.

                  (ii) The Subsidiaries have been duly and validly incorporated and are validly existing as corporations under the laws of their respective jurisdictions of incorporation, and are duly qualified and in good standing in each jurisdiction in which the character or location of their assets or properties (owned, leased or licensed) or the nature of their business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

                  (iii) The Company and the Subsidiaries have all requisite corporate power and authority to own, lease and license their assets and properties and conduct their business as described in the Registration Statement and the Prospectus; and each of the Company and the Subsidiaries has all requisite corporate power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits under applicable law to enter into, deliver and perform this Agreement and, with respect to the Company, to issue and sell the Shares (subject to compliance with Section 1(c)) other than those required under the Securities Act and state and foreign Blue Sky laws.

                  (iv) All of the outstanding shares of Stock have been, and the Shares to be sold by the Company, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Stock pursuant to the Certificate of Incorporation or By-laws, or other governing documents or any agreements or other instruments known to such counsel to which the Company is a party or by which it is bound except as described in the Registration Statement and the Prospectus. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Stock or other securities of the Company. The Company has all requisite corporate power and authority to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement and in the Prospectus. All corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Shares has been duly and validly taken.

                  (v) All of the outstanding shares of the Subsidiaries are duly and validly authorized and issued, are fully paid and nonassessable and, are owned by the Company and, to the knowledge of counsel, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue any share of capital stock of the Subsidiaries or any security convertible or exchangeable or exercisable or capital stock of the Subsidiaries.

                  (vi) Upon issuance and delivery of the Shares and payment therefor in accordance with the terms of this Agreement, each of the Underwriters will receive good, valid and marketable title to the Shares being sold by the Company hereunder, free and clear of any lien, claim, encumbrance, security interest, restrictions on transfer, stockholders' agreements, voting trusts and other defects of title whatsoever.

                  (vii) The certificates for the shares of Stock to be sold by the Company and the Selling Stockholders and delivered on each Closing Date are in due and proper form.

                  (viii) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the issuance and sale of Shares by the Company and the sale of Shares by the Selling Stockholders. This Agreement has been duly and validly authorized, executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) indemnification provisions under Federal and state securities laws; and that the remedy of specific forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any such action may be brought.

                  (ix) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any material term or provision of, or constitute a material default (or any event which with notice or lapse of time, or both, would constitute a material default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement or instrument of which such counsel is aware and which would have a Material Adverse Effect and to which the Company or the Subsidiaries are a party or by which they or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware or violate any provision of the Certificate of Incorporation or By-laws of the Company or the Subsidiaries.

                  (x) The Registration Statement and the Prospectus and their respective filings with the Commission have been duly authorized by and on behalf of the Company.

                  (xi) To the knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreement, notes, leases or other agreement or instruments or other documents required to be described or referred to in the Registration Statement other than those described or referred to therein or filed as exhibits thereto. The statements in the Prospectus, insofar as such statements refer to the Certificate of Incorporation or By-laws or other governing documents of the Company and contracts, indentures, mortgages, loan agreements, notes, leases, joint ventures and other agreements, arrangements or instruments to which the Company or the Subsidiaries is a party, are adequately and accurately described in all material respects, and insofar as such statements refer to statements of United States Federal and state securities law or legal conclusions, have been reviewed by such counsel and, in such counsel's opinion, are accurate in all material respects.

                  (xii) The Shares have been approved for quotation on the Nasdaq Stock Market subject to official notice of issuance of the Shares.

                  (xiii) The statements set forth in the Registration Statement and the Prospectus describing laws and regulations and the consequences to the Company and others under such laws and regulations, including the statements describing law under the captions "Risk Factors - "Our certificate of incorporation and bylaws include antitakeover provisions which may deter or prevent a takeover attempt," , "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Legal Proceedings," are fair summaries of the information set forth therein and are accurate in all material respects. All licenses, approvals or permits described in the Prospectus as having been issued by any authority have been duly issued and, to the best knowledge of such counsel, have not been rescinded or modified and are in full force and effect; and to the knowledge of such counsel, no proceedings to rescind or modify such licenses, approvals or permits have been instituted and are pending or threatened by any governmental authority.

                  (xiv) To the knowledge of such counsel, (A) The Company and the Subsidiaries own, possess or have obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations and have all requisite corporate power and authority necessary, to own or lease, as the case may be, and to operate their properties and to conduct their business as presently conducted, where the failure to so own, possess or obtain would have a Material Adverse Effect and (B) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (xv) To the knowledge of such counsel, there is no tax deficiency that has been asserted against the Company that would, if adversely determined have a Material Adverse Effect.

                  (xvi) To the knowledge of such counsel, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or threatened to which the Company or any of the Subsidiaries is or may be a party or of which the business or property of the Company is or may be subject that is material to the Company and which is not disclosed in the Registration Statement and the Prospectus or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance of the Shares or the execution and delivery of this Agreement or any of the other transactions contemplated hereby, or that questions the legality or validity of any of such transactions or that seeks to recover damages or obtain other relief in connection with any of such transactions, that would have a Material Adverse Effect.

                  (xvii) To the knowledge of such counsel, the Company is not in violation of any term or provision of its Certificate of Incorporation or By-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

                  (xviii) The Registration Statement, all preliminary prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                  (xix) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or to such counsel's knowledge, are threatened, pending or contemplated; and any required filing of the Prospectus pursuant to Rule 424(b) of the Rules has been made in accordance with the provisions thereof. The Company meets all the conditions necessary for the use of Form S-3.

                  (xx) The Company is not and, upon sale of the Shares and application of the net proceeds as described in the Prospectus under "Use of Proceeds" will not be, an "Investment Company" within the meaning of Section 3(a) of the Investment Company Act of 1940.

                  (xxi) To such counsel's knowledge, this Agreement and the Custody Agreement have been executed and delivered by each of the Selling Stockholders and constitute the legal, valid and binding obligations of each of the Selling Stockholders enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) indemnification provisions under Federal and state securities laws; and that the remedy of specific forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any such action may be brought.

                  (xxii) Each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by State Securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder. Upon delivery by the Selling Stockholders against payment therefor as provided herein by the Underwriters, the Selling Stockholders will convey good and marketable title to such Shares free of any liens, charges, encumbrances, equities or claims. All share transfer and stamp taxes which are required to be paid in connection with the sale of the Shares have been paid.

                  (xxiii) To such counsel's knowledge, the sale of the Shares to the Underwriters by each Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement and the provisions of the Custody Agreement and the consummation of the other transactions herein or therein contemplated do not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the imposition of any lien, charge or encumbrance upon any properties or assets of such Selling Stockholder pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any franchise, license, permit, judgment, decree, order, rule or regulation applicable to such Selling Stockholder.

                  (xxiv) To such counsel's knowledge, the issuance and sale by the Company of Shares and the sale by the Selling Stockholders of Shares will not violate any right of first refusal or anti-dilution provision contained in any agreement to which the Company or the Selling Stockholders are a party or by which they may be bound.

                         In rendering such opinion, counsel may rely, to the
extent such counsel deems such reliance proper, upon an opinion or opinions, each dated the Closing Date, of other counsel as to matters governed by the laws of jurisdictions other than the United States or the States of Delaware or New York, provided that (i) each such local counsel is acceptable to you and your counsel, (ii) counsel shall state in its opinion that it believes that it and you are justified in relying thereon, and (iii) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you and your counsel. In rendering such opinion, counsel may rely, to the extent such counsel deems such reliance proper, as to matters of fact upon certificates of officers of the Company, the Selling Stockholders, and government officials. Copies of all such certificates shall be acceptable to you and your counsel and furnished to you and your counsel on the Closing Date.

                         In addition, such counsel shall state that such counsel
has participated in conferences with officers and other representatives of the Company, the Selling Stockholders, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes schedules thereto and other financial data, as to which such counsel need express no belief) on the date thereof contained or at any Closing Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (h) All proceedings taken in connection with the sale
of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Fulbright & Jaworski L.L.P., counsel for the Underwriters, a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Fulbright & Jaworski L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                         (i) The Shares to be purchased on Closing Date by the
Underwriters shall have been approved for quotation on the Nasdaq Stock Market.

                         (j) The directors and officers of the Company shall
have agreed in writing, in form and substance satisfactory to the Representatives, that such person or entity will not, for a period of 90 days after the date of this Agreement directly or indirectly, except with prior written consent of CIBC World Markets Corp. offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Stock or any securities convertible into, or exchangeable or exercisable for, such shares of Stock.

                         (k) The Representatives shall have been furnished with
such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request related to this Agreement and the transactions contemplated hereby.

                         All such opinions, certificates, letters and documents
shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters, in each case in their reasonable judgment. The Company shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives shall reasonably request.

                         6. Covenants of the Company and the Selling
Stockholders.

                         (a) The Company covenants and agrees as follows:

                  (i) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) or Rule 434 under the Securities Act within the time period required thereby following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (A) when any amendment to the Registration Statement shall have become effective, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (ii) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                  (iii) For a period of one year, the Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the

         Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                  (iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of each fiscal quarter in each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal quarter and statements of operations and cash flows of the Company for the portion of such fiscal year ended with the last day of such fiscal quarter, all in reasonable detail and stating in comparative form the figures as of the corresponding date and for the corresponding period in the previous fiscal year, all such material to be prepared and certified by an authorized financial officer of the Company.

                  (v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                  (vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives reasonably may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                  (vii) For a period of five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

                  (viii) Without the prior written consent of the CIBC World Markets Corp., on behalf of the Underwriters, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration

         Statement and the issuance of shares pursuant to the Company's existing stock option plans or stock purchase plan or upon the exercise of currently outstanding options and warrants. In the event that during this period, (A) any shares are issued pursuant to the Company's existing stock option plans or stock purchase plan pursuant to options not currently outstanding other than in the ordinary course, or (B) any registration is effected on Form S-8 or on any successor form, the Company shall use reasonable efforts to obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of the Representatives, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

                  (ix) On or before the Firm Shares Closing Date, the Company shall make all filings required under applicable securities laws and by the Nasdaq Stock Market in order to permit the consummation of the transactions contemplated hereby.

                  (x) The Company intends to apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (xi) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company and the Selling Stockholders under this Agreement including those relating to: (A) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (B) the preparation and delivery of certificates for the Shares to the Underwriters; (C) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (D) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (E) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (F) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(a)(vii); (G) inclusion of the Shares for quotation on the Nasdaq Stock Market; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company or the Shares by the Selling Stockholders to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters, except as otherwise set forth herein.

                  (xii) The Company will not take, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the Stock of the Company to facilitate the sale or resale of any of the Shares.

                         (b) Each Selling Stockholder covenants and agrees with
the Company that:

                  (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, such Selling Stockholder shall deliver to you on or prior to the Firm Shares Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable statement specified by Treasury Department regulations in lieu thereof).

                  (ii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the shares of Stock of the Company to facilitate the sale or resale of any of the Shares.

                  (iii) Such Selling Stockholder will not, for a period of 90 days from the date of this Agreement, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such Selling Stockholder.

                  7.       Indemnification.

                         (a) The Company agrees to indemnify and hold harmless
each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein and provided further, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any other liability which the Company may otherwise have.

                         (b) Each Selling Stockholder agrees, severally and not
jointly, to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use therein; provided, however, that the obligation of each Selling Stockholder to indemnify each Underwriter (including any controlling person thereof) shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from such Underwriter from the sale of the Shares hereunder. This indemnity agreement will be in addition to any other liability which the Selling Stockholders may otherwise have.

                         (c) Each Underwriter agrees, severally and not jointly,
to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signed the Registration Statement and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and each Selling Stockholder to each Underwriter, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, with respect to the statements contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company or a Selling Stockholder (including any controlling person, director or officer thereof) shall be limited to an amount equal to the net proceeds received by such Underwriter from the sale of the Shares hereunder. This indemnity agreement will be in addition to any other liability which the Underwriters may otherwise have.

                         (d) Any party that proposes to assert the right to be
indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a), 7(b) or 7(c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

        8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a), 7(b) or 7(c) is due in accordance with its terms but for any reason is held to be unavailable, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other reasonable expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company or the Selling Stockholders from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company or the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to (y) the total price to the public of the offering as set forth in the table on the cover page of the Prospectus, and the relative benefits received by each Underwriter shall be deemed to be in the same proportion as (x) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to (y) the total price to the public of the offering as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company and the Selling Stockholders shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholders, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments, and not joint, and the Selling Stockholders' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares sold hereunder, and not joint.

                         9. Termination. This Agreement may be terminated with
respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Stockholders at any time,

                         (a) in the absolute discretion of the Representatives
at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the Nasdaq Stock Market, Inc. or on the New York Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or Federal authority, or

                         (b) at or before any Closing Date, that any of the
conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

                         If this Agreement is terminated pursuant to any of its
provisions, the Sellers shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Seller, except that (A) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply in any material respect with the terms or to fulfill any of the material conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (B) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

                  10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

                         (a) if the number of Shares to be purchased by the
defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                         (b) if the number of Shares to be purchased by the
defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

                         In any such case, either the Representatives or the
Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or any Selling Stockholder and without liability on the part of the Company, except in both cases as provided in Sections 6(a)(xi), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or any Selling Stockholder or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

                  11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(a)(xi), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

                         This Agreement has been and is made for the benefit of
the Underwriters and the Company and the Selling Stockholders and their respective heirs, executors, administrators, successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                         Subject to the provisions of Section 12 hereof, all
notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 425 Lexington Avenue, 6th Floor, New York, New York 10017 Attention: Syndicate Department, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement, with a copy to Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753 and (c) if to the Selling Stockholders to Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York 11753.

                         This Agreement shall be governed by and construed in
accordance with the laws of the State of New York without regard to principles of conflict of laws.

                         This Agreement (including the Schedules and Exhibits
hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all other agreements relating to the subject matter hereof.

                         This Agreement may be signed in any number of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                         Please confirm that the foregoing correctly sets forth
the agreement among us.


                                                  Very truly yours,

                                                  AEROFLEX INCORPORATED



                                                  By:
                                                   ----------------------------
                                                  Harvey R. Blau
                                                  Chief Executive Officer


                                                  SELLING STOCKHOLDERS LISTED
                                                  IN SCHEDULE II



                                                  By:
                                                   ----------------------------
                                                  Attorney-in-fact


Confirmed:


CIBC WORLD MARKETS CORP.
A.G. EDWARDS & SONS, INC.
WIT SOUNDVIEW CORPORATION
WASSERSTEIN PERELLA SECURITIES, INC.
Acting severally on behalf of themselves and as representatives of the several
Underwriters named in Schedule I annexed hereto.

By:   CIBC WORLD MARKETS CORP.



By:
  ----------------------------
Name:
Title:

                                   SCHEDULE I



                                                                                            Number of
                                                                                         Firm Shares to
Name                                                                                      Be Purchased
----                                                                                      ------------
CIBC World Markets Corp...........................................................             [            ]
A.G. Edwards & Sons, Inc..........................................................             [            ]
Wit SoundView Corporation.........................................................             [            ]
Wasserstein Perella Securities....................................................             [            ]
                                                                                               --------------
Total Underwriters (__):                                                                          3,250,000


                                   SCHEDULE II


                               Number of Firm        Number of Option
Name                          Shares to Be Sold      Shares to be Sold
----                          -----------------      -----------------
Selling Stockholders:
         Harvey R. Blau              285,000             206,000
         Michael Gorin               155,000             112,000
         Leonard Borow               215,000             155,000
         Carl Caruso                  38,000               6,000
         Charles Badlato              25,000               3,500
         Milton Brenner               25,000               4,000
         Paul Abecassis                7,000               1,000
                                     -------             -------
Total                                750,000             487,500

                                  SCHEDULE III



Subsidiaries
------------
                                                          JURISDICTION OF
COMPANY                                                   INCORPORATION
-------                                                   -------------

Aeroflex Laboratories, Inc.                               Delaware
Aeroflex Systems Corp.                                    Delaware
Aeroflex Lintek Corp.                                     Ohio
Vibration Mountings & Controls, Inc.                      New York
MIC Technology Corporation                                Texas
Aeroflex International Inc.                               Delaware
UTMC Microelectronic Systems, Inc.                        Delaware
Europtest                                                 France